Exhibit 10.5

[letterhead of koninklijke philips electonics nv]

Navigation Technologies BV.		Corporate Treasury Tel: 00 31 20 59 77 367 Fax: 00 31 20 59 77 370 Marcel.Onclin @Philips.com

Confirmation of Cross Currency Swap	Our reference:	346743
	Date:	23/05/2003

Dear Sir or Madam:

The purpose of this communication is to confirm the terms and conditions of the Transaction entered into between KPENV, through the Corporate Treasury department and Navigation Technologies B.V. on the Trade Date specified below (the “Transaction”).

The terms of the particular Transaction to which this Confirmation relates are as follows:

Trade date:	22-May-2003

Effective date:	27-May-2003

Termination Date:	22-December-2006, subject to adjustment in accordance with the Modified Following Business Day Convention

Initial exchange

Initial exchange date:	Inapplicable

Floating rate Payer I
Initial exchange amount:	Inapplicable

Floating rate Payer II	Inapplicable
Initial exchange amount:

Final Exchange

Final Exchange Date:	Termination Date

Floating Rate Payer I
Final Exchange amount:	Usd 180.063.688.86

Floating Rate Payer II
Final Exchange amount:	Eur 164.486.789.86

Floating amounts I

Floating Rate Payer I:	KPENV

Floating rate Payer I
Currency amount:	Usd 180.063.688.86

Floating rate Payer I
Payment dates:

The 24th of each month in each year, commencing on the 24-May-2003 and ending on the termination date, inclusive, subject to adjustment in accordance with the Modified Following Business Day Convention. (see appendix 1 for exact payment days).

Floating rate payer I

Floating rate option:	Eur-Euribor-Bloomberg (Page EBF)

Designated maturity:	One month

Spread:	0.0000

Floating Rate
Day Count Fraction:	Act/360

No adjustment of period end dates:	Inapplicable

Reset Dates:	The first day of each Floating Rate Payer I Calculation period

Rate Cut-Off Dates:	Inapplicable

Method of Averaging:	Inapplicable

Compounding:	Inapplicable

Floating Amounts II

Floating Rate Payer II:	Navigation Technologies BV.

Floating Rate Payer II
Currency Amount:	Eur 164.486.789.86

Floating Rate Payer II
Payment Dates:

The 24th of each month in each year, commencing on the 24-May-2003 and ending on the termination date, inclusive, subject to adjustment in accordance with the Modified Following Business Day Convention. (see appendix 1 for exact payment days).

Floating Rate Payer II
Floating Rate Option:	Usd-Libor-Bloomberg (Page BBAM)

Designated maturity:	One Month

Spread:	0.000000

Floating rate
Day Count Fraction:	Actual/360

No Adjustment of
Period End Dates:	Inapplicable

Reset Dates:	The first day of each Floating Rate Payer II Calculation period.

Rate Cut-Off Dates:	Inapplicable

Method of Averaging:	Inapplicable

Compounding:	Inapplicable

Business Days:	TARGET Settlement Day, New York.

Calculation Agent:	KPENV Corporate Treasury

Non-reliance:

Each party represents to the other party that its acting for its own account, and has made its own independent decisions to enter into this Transaction and as to whether this Transaction is appropriate or proper for it based on its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this transaction, it being understood that information and explanations related to the terms and conditions of this transaction shall not be considered investment advice or a recommendation to enter into this transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of this transaction.

Other Provisions:

Navigation Technologies has the right to partially unwind the basis swap, only and only on the dates mentioned in appendix I. The total amount of unwinds cannot exceed the notional amount. Corporate Treasury should be notified three working days prior to the reset date (appendix I) about the amount Nav Tech would to like reset. At each prepayment the Cross Currency Swap notional amount will reduce according to the following formula:

Old Notional -/- prepayment amount = New notional. Notification only be done by E-mail to the following group of persons:

Marcel.Onclin@philips.com
Simon.karregat@philips.com
Constantijn.sweep@Philips.com
Mark.Kirkland@philips.com

Or to their designated replacements should the individuals leave their roles

Account Details

Eur Payments to KPENV:	Citibank N.A. London (Swift:CitiGB2L)
FAO: Koninklijke Philips Electronics NV
Account number: 3172929

Usd Payments to KPENV:	Citibank N.A. New York
FAO: Koninklijke Philips Electronics NV
Account number: 40670981

Eur Payments to Nav Tech:	Please advise

Usd Payments to Nav Tech:	Lasalle Bank Chicago (Swift:LASLUS44)
FAO: Navagation Technologies Corp
Account number: 5800265570

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Confirmation and returning it to us by facsimile transmission.

Yours sincerely,
Koninklijke Philips Electronics NV

By:	/s/ Peter Warmerdam

Authorized Signatory

For and on behalf of KPENV

Accepted and confirmed as

Of the Trade Date written above:

Navigation Technologies B.V.

By:	/s/ Chris Peters
Name: Chris Peters
Title: V.P. Finance Europe

Appendix I:

Payment dates as referred to in Floating Rate Payer I Payment Date(s) and Floating Rate Payer II Payment Date(s):

Dates 2003	Dates 2004	Dates 2005	Dates 2006
	26-Jan-2004	24-Jan-2005	24-Jan-2006
	24-Feb-2004	24-Feb-2005	24-Feb-2006
	24-Mar-2004	24-Mar-2005	24-Mar-2006
	26-Apr-2004	25-Apr-2005	24-Apr-2006
	24-May-2004	24-May-2005	24-May-2006
24-Jun-2003	24-Jun-2004	24-Jun-2005	26-Jun-2006
24-Jul-2003	26-Jul-2004	25-Jul-2005	24-Jul-2006
25-Aug-2003	24-Aug-2004	24-Aug-2005	24-Aug-2006
24-Sep-2003	24-Sep-2004	26-Sep-2005	25-Sep-2006
24-Oct-2003	25-Oct-2004	24-Oct-2005	24-Oct-2006
24-Nov-2003	24-Nov-2004	25-Nov-2005	24-Nov-2006
24-Dec-2003	27-Dec-2004	27-Dec-2005	22-Dec-2006

The next coupon will materialize on the 24th of June where:

KPENV will pay Usd 184.865.39 and

NavTech Technologies BV will pay Eur 319.707.49